UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), has been evaluating the Company’s executive compensation program over the course of the year in light of Company goals, shareholder feedback and best practices. Based on this evaluation, the Compensation Committee is modifying the incentive compensation structure for Sidney Hinton, President and Chief Executive Officer of the Company, for years 2014 and forward so that equity-based incentives play a more meaningful role, and further align Mr. Hinton’s incentives and interests with the Company’s shareholders. In 2014, the Compensation Committee intends to transition Mr. Hinton’s compensation plan from a cash-only annual incentive program to an incentive program that includes both cash and equity incentives covering annual and multi-year periods. The specific modifications to Mr. Hinton’s annual compensation package will be determined by the Compensation Committee in early 2014.

In conjunction with this plan, on December 5, 2013, the Compensation Committee made a special equity grant to retain Mr. Hinton over a significant multi-year period. This award is intended to acknowledge Mr. Hinton’s track record of successful leadership of the Company and his critical role in the execution of the Company’s growth strategy in future years. Under the award, Mr. Hinton was granted 275,000 restricted shares of Common Stock, par value $.01 per share (the “Restricted Shares”), of the Company that vests in two equal installments: one-half (50%) of the Restricted Shares will vest on the fifth anniversary of the date of grant, and the other half (50%) of the Restricted Shares will vest on the tenth anniversary of the date of grant. The Restricted Shares will not vest prior to these vesting dates if Mr. Hinton voluntarily terminates employment for any reason. Early vesting of these Restricted Shares will only occur in part upon Mr. Hinton’s death or disability (pro rata through the month of such event), or in full in the event Mr. Hinton is terminated by the Company without cause, or in the event of a change in control of the Company.

The foregoing description of the grant of Restricted Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Restricted Stock Agreement, dated as of December 5, 2013, between PowerSecure International, Inc. and Sidney Hinton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: December 9, 2013

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